Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Balance Sheet
at June 30, 2006

	Actual	Adjustments		Proforma
ASSETS
Current Assets:
Cash and cash equivalents	$926,935	$2,500,000	(1)	$3,426,935
Restricted certificate of deposit	9,000,000	(9,000,000)	(2)	-
Accounts Receivable, net	381,585	-		381,585
Inventory	1,102,691	-		1,102,691
Prepaid expenses and deposits	548,655	-		548,655
Total current assets	11,959,866	(6,500,000)		5,459,866
Property and Equipment:
Furniture and equipment, at cost	1,930,871	-		1,930,871
Less: accumulated depreciation	477,557	-		477,557
Total property and equipment, net	1,453,314	-		1,453,314
Equipment under Operating Leases:
Capitalized equipment, at cost	2,162,812	-		2,162,812
Less: accumulated depreciation	263,638	-		263,638
Total equipment under operating leases, net	1,899,174	-		1,899,174
Other Assets:
Long-term investments	193,044	-		193,044
Intangible assets, net	2,318,501	-		2,318,501
Financing costs, net	610,438	(610,438)	(3)	-
Goodwill	1,977,767	-		1,977,767
Deposits and other	202,183	-		202,183
Total other assets	5,301,933	(610,438)		4,691,495
Total Assets	$20,614,287	$(7,110,438)		$13,503,849
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,678,700	$15,000	(4)	$2,693,700
Senior notes payable	-	-		-
Senior convertible notes, net of discounts	8,500,000	(8,500,000)	(5)	-
Deferred revenue	158,931	-		158,931
Note payable under subsidiary acquisition	900,000	-		900,000
Customer deposits and other	15,685	-		15,685
Total current liabilities	12,253,316	(8,485,000)		3,768,316
Long Term Liabilities:
Senior convertible notes, net of discounts	2,229,873	(2,229,873)	(5)	-
Deferred Revenue	77,939	-		77,939
Deferred lease liability	46,385	-		46,385
Total long term liabilities	2,354,197	(2,229,873)		124,324
Commitments and Contingencies	-	-		-
Minority Interest	-	-		-
Stockholders’ Equity :
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued and outstanding at June 30, 2006	-	-		-
Common stock, par value $.001 per share; 100,000,000 shares authorized; 49,390,618 issued and outstanding at June 30, 2006	49,391	4,201	(6)	53,592
Additional paid-in-capital	60,774,080	13,598,638	(6)	74,372,718
Accumulated deficit	(54,816,697)	(9,998,404)	(6)	(64,815,101)
Stockholders’ equity	6,006,774	3,604,435		9,611,209
Total Liabilities And Stockholders’ Equity	$20,614,287	$(7,110,438)		$13,503,849

The proforma adjustments to the historical financial statements are:

(1)	Reflects the release of cash from restricted certificate of deposit for working capital purposes.
(2)	Reflects the disposition of the certificate of deposit through a drawdown on a letter of credit previously pledged as collateral for the Company’s obligations under the Senior Convertible Notes.
(3)	Reflects the write-off of financing costs in connection with repayment of the related Senior Convertible Notes.
(4)	Reflects an estimated accrued legal liability in connection with the negotiation and execution of the settlement agreements.
(5)
Reflects the amount paid to the lenders under the Notes, $6,500,000 was paid in cash through a drawdown on a letter of credit previously pledged as collateral for the Company’s obligations under the Notes. The balance of $ 6,428,314 was paid to the lenders in shares of Company’s common stock. Additionally, the Company wrote-off the unamortized debt discount attributed to the beneficial conversion feature and the value of the attached warrants in the amount of $740,542 and $1,457,899, respectively.

(6)	Reflects the impact of Stockholder’s Equity as follows:

		Common Stock	Additional Paid in Capital	Accumulated Deficit	Total

(a)	Issuance of common stock in exchange for convertible debentures	$3,135	$6,425,179	$-	$6,428,314
(b)	Issuance of common stock for certain premiums specified in the Notes and interest expense	1,066	2,004,963	(2,006,029)	-
(c)	Estimated value of additional warrants issued in conjunction with exchange of convertible debentures	-	5,168,496	(5,168,496)	-
(d)	Write-off the unamortized debt discount attributed to the beneficial conversion feature and the value of the attached warrants	-	-	(2,198,441)	(2,198,441)
(e)	Write-off of financing costs in connection with repayment of the related Senior Convertible Notes	-	-	(610,438)	(610,438)
(f)	Estimated accrued legal expenses	-	-	(15,000)	(15,000)

		$4,201	$13,598,638	$(9,998,404)	$3,604,435

The final costs are subject to adjustment based upon an updated warrant valuation (in consideration of the twenty trading days beginning on August 16, 2006) and professional fees.

The Company considered retroactive pro forma income statement presentation for the latest year and interim period. However, the Company deemed incorporating a proforma income statement will be misleading because a retroactive presentation cannot meaningfully or accurately depict what operating results would have been had the settlement agreement occurred as of January 1, 2005 or January 1, 2006.